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                                                                   EXHIBIT 10.11


                                LEASE AGREEMENT

THE STATE OF TEXAS  |
                    |                           KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS    |

         This Lease Agreement, made and entered into by and between T. T. TEMPLIN, an individual and citizen of the State of Texas with his offices in Houston, Texas, hereinafter referred to as "Lessor", and Horizon High Reach & Equipment Company, a California Corporation, whose address is 1540 East Shaw Ave. Suite 123, Fresno, California, 93710, hereinafter referred to as "Lessee";

                               W I T N E S E T H:

         Lessor hereby leases to Lessee, and Lessee hereby takes from Lessor; the following described premises, to-wit:

         Consisting of approximately Four thousand (4,000) square feet of office space and Nine thousand (9,000) square feet of warehouse space of a building located at 9000 Emmott Road, Building 1, Suite A, Houston, Texas 77040. Also, approximately Thirty-Three thousand (33,000) square feet of outside hard surface storage. Mailing address will be 9000 Emmott Road, Suite A, Houston, Texas 77040. Address for utility purposes is 9000 Emmott Road, Suite A, Houston, Texas 77040.

         TO HAVE AND TO HOLD the same for an initial term of Thirty-Six (36) months, commencing on November 1, 1995, and ending on October 31, 1998, upon the following covenants, terms and conditions.

         l.a.    Rent.  Lessee agrees to pay Lessor rent for said premises at the rate of Fifty-four Thousand and Nine Hundred Dollars ($54.900.00) per year, payable in monthly installments of Four thousand five hundred seventy-five ($4.575.00) each for Thirty-Six (36) months. The first month's rent shall be due and payable at the execution hereof and a like monthly installment shall be due and payable at the execution hereof and a like monthly installment shall be due and payable on or before the first of each succeeding calendar month during the term hereof.

         l.b.    Late Fee.  If received after the third day of the month a
Twenty-five Dollar ($25.00) late charge will apply and must be paid with the base rent no later than the tenth day of the month.


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         1.c.     Maintenance Fee.  A maintenance fee of Zero Dollars ($00.00)
a month is assessed to all tenants in addition to the above rent and is to be paid at the same time as the rent.

         2. Use. The demised premises shall be used and occupied only for the following purpose and not otherwise:

         General offices and storage of related equipment rental and sales purposes.

         Lessee shall at its own cost and expense obtain any and all licenses and permits necessary for such use.

          3. Additional Rent. Lessee agrees to pay as additional rent its proportionate share of the amount by which the Real Estate Taxes payable with respect to the Leased Premises are increased for any reason whatsoever during the term of this Lease over those Real Estate Taxes with respect to the Leased Premises payable the year prior. Lessor shall submit to Lessee within a reasonable time after payment of the Real Estate Taxes the amount owed by the Lessee pursuant to the terms of this Paragraph, and the Lessee shall thereupon pay such amounts to the Lessor.

         4. Compliance with Laws. Lessee shall comply with all governmental laws, ordinances, and regulations applicable to the use of the demised premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon or connected with the demised premises, all at Lessee's sole expense. If, however, existing laws change and prohibit Lessee from performing the use outlined in Paragraph 2, lease will terminate with no addition cost to Lessee.

         5.a.     Utilities.  Lessee agrees to pay for all electric current and other utilities used or consumed in or on demised property when due and payable.

         5.b.  Sewer.      Lessee is hereby notified that the premises are
serviced by a septic system, and therefore, no contaminants shall be disposed of in the system or stored on the premises which are harmful to the environment.

         5.c.    Water.  Lessor is providing water for cleaning and sanitary purposes only.  Drinking water is the Lessee's responsibility.

         6. Lessee's Maintenance. Lessee shall throughout the term of this Lease, or any renewal or extension thereof, take





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good care of the building and other improvements located upon the demised premises, and keep them free from waste or nuisance of any kind. Lessee shall keep the building and other improvements located on the demised premises in good condition. In the event repairs become necessary, including but not limited to, repairs of all glass, and special store front, windows, doors, heating system, plumbing work, pipes and fixtures, air conditioning equipment, and the interior of the building generally and other improvements on the premises outside the building, Lessee shall give immediate written notice thereof to Lessor and Lessor shall proceed promptly to repair such damage at Lessee's expense. Lessee agrees to care for the grounds around the building including the mowing of grass, if applicable. Lessee will be responsible for maintaining the parking surface in good condition. In this connection, Lessee shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the Texas standard form of extended coverage insurance policy. Lessor agrees to afford to Lessee the Benefit of any guaranties or warranties of third parties which may be applicable to air conditioning equipment and other machinery and equipment installed by Lessor in the demised premises. At the end or other termination of this Lease, Lessee shall deliver up the demised premises with all improvements located thereon, in good repair and condition, reasonable wear and tear and damage by fire, tornado and other casualty only expected.

         7. Changes and Alterations. Lessee shall not create any openings in the roof or exterior walls, nor shall Lessee make any alterations, additions, or improvements to the demised premises without the prior written consent of Lessor (such consent not to be unreasonably withheld). All fixtures, alterations, additions and improvements (except trade fixtures) put in at the expense of Lessee shall be the property of Lessor and shall remain upon and be surrendered with the demised premises as a part thereof at the termination of this Lease. All air-conditioning equipment and heating equipment put in by Lessee shall remain the property of Lessor at the termination of the Lease. All burglar alarm equipment shall remain with the premises.

         8. Signs. Lessor shall erect and maintain signs; provided that the lettering materials if changed, shall be at the expense of the Lessee. At the termination of the Lease, Lessor may remove said signs without the consent of Lessee.





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         9.      Compliance with Insurance Requirements and Insurance
Escalation. Lessor will maintain insurance coverage on the building proper. Lessee will maintain insurance in amounts outlined in Paragraph 11. Lessee will not permit the demised premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous or cause the rate to be increased. Lessee agrees to pay, its pro-rate share, as additional rent, any increase in insurance premiums for the insurance carried by Lessor covering the demised premises after the first lease year, which payment shall be due thirty (30) days after Lessee pays such increase amount.

         10. Indemnity and Hold Harmless. Lessee hereby covenants as follows: to indemnify and save harmless the Lessor of and from any and all fines, suits, claims, demands and actions of any kind by reason of any breach, violation or non-performance of any condition hereof on the part of Lessee; Lessor shall not be liable for any injury or damage to person or property happening in or about the demised premises, and Lessee agrees to indemnify and save harmless Lessor from any and all damages, claims and liability therefore and Lessee shall indemnify and hold harmless Lessor of and from any and all damages, claims or liability for anything arising from or out of the condition of the demised premises or the occupancy thereof by Lessee. At all times after taking possession of the demised premises, Lessee shall carry liability and property damage insurance for the protection and indemnification and defense of itself and Lessor against any and all liability claims, demands and causes of action that may be asserted against it or arising from the use, maintenance and operation of the demised premises during the term of this Lease or any renewal or extension hereof.

         11. Insurance. Lessee obligates itself to have the company or agency issuing such policy certify to Lessor as to the policy and its coverage of Lessor, as well as its expiration date. The policy limits shall not be less than $300,000.00 for injury to more than one person in any one accident, and not less than $50,000.00 for damage to property in any one accident.

         12. Assignment and Subletting. Lessee shall not assign this Lease or sublet the whole or any part of the demised premises, without the prior written consent of Lessor, which consent will not be reasonably withheld. Any such assignment or subletting shall be subject to all of the terms and provisions of this Lease, including the provisions of Paragraph 2 relating to the use of the demised premises. Notwithstanding any such assignment or subletting, Lessee shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under





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the terms, provisions, and covenants of this Lease.  If an "event of default"
as hereinafter defined, should occur while the demised premises or any part thereof are then assigned or sublet, Lessor, in addition to any remedies herein provided by law, may at its option collect directly from such assignee or sub-lessee all rents becoming due to Lessee under such assignment or sub-lease and apply such rent against any sums due to Lessor by Lessee hereunder. No direct collection by Lessor from any such assignee or sub-lessee shall be construed to constitute a novation or release of Lessee from the further performance of its obligations hereunder.

         13. Taxes. Lessor agrees to pay before they become delinquent all real estate taxes and special assessments lawfully levied or assessed against the above described premises or any part thereof owned by Lessor, provided however, Lessor may, at its sole cost and expense dispute and contest the same, and in such case, such disputed item need not be paid until finally adjudged to be valid.

         14. Lessor's Maintenance. Lessor shall at all times at its sole cost and expense keep the roof, foundation and exterior walls (excluding all windows and doors) of the building of which the demised premises forms a part in good repair and condition, except for reasonable wear and tear. In the event any damage is caused by the negligence of Lessee or its agents, servants, employees, customers or invitees, Lessee shall give immediate written notice thereof to Lessor, and same shall be promptly repaired by Lessor at Lessee's expense. In the event that the aforesaid building should become in need of structural repairs (for reason other than the negligence of Lessee as stated above), Lessee shall give immediate written notice thereof to Lessor, and Lessor shall proceed promptly to make such repairs at its own expense.

         15. Lessor's Right of Entry. Lessor and Lessor's agents and representatives shall have the right to enter and inspect the demised premises at any time, normally during business hours, for the purpose of ascertaining the condition of the demised premises or in order to make such repairs as may be required to be made by Lessor under the terms of this Lease.

         16. Fire and Casualty Damage. In the event the demised premises or the building of which the same is a part, shall be partially damaged by fire or the elements, through no fault of Lessee or its agents, servants, employees, customers or invitees, Lessee shall give immediate notice thereof to Lessor, and the same shall be repaired at the expense of the Lessor as soon as reasonably possible. In this connection, due allowance





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shall be made for any delay arising in connection with the adjustment of insurance losses, labor disputes, material shortages, or other causes beyond the reasonable control of Lessor. Further, if such damage is caused through no fault of Lessee or its agents, servants, employees, customers or invitees, Lessee shall receive an abatement of rent proportionate to the damage to the demised premises, and in the event that the damage shall be so extensive as to render the demised premises untenable, the rent shall cease until such time as the demised premises shall again be put in repair. In the event the building is damaged by fire or otherwise, without fault or neglect of Lessee or its agents, servants, employees, customers or invitees, to such an extent as to render it necessary in the sole judgment of Lessor to rebuild the same (and whether or not the demised premises be affected) then Lessor, at its option, and upon notice to Lessee within thirty (30) days after such damage, may either: (1) cancel and terminate this Lease and apportion the rental to the date of such damage; or (b) rebuild the demised premises and continue the Lease during the balance of the term, abating the rent until such time as the demised premises shall be tenable.

         17. Holding Over by Lessee. It is agreed and understood that any holding over by Lessee of the hereby demised premises at the expiration of this Lease shall operate and be construed as a tenancy from month-to-month at a rental of double the amount stipulated for the last month of the Lease, unless Lessor and Lessee agree in writing otherwise, Lessee shall be liable to Lessor for all loss or damage on account of any such holding over against Lessor's will after the termination of this Lease, whether such loss or damage may be contemplated at this time or not.

         18. Condemnation. If the demised premises shall be taken or condemned in whole or in part for public purposes, and such condemnation affects that portion of the premises which Lessee occupies rendering it impossible for Lessee to carry on its uses then this Lease shall be considered terminated and Lessor shall receive the entire award for the portion condemned.

         19. Remedies. The following events shall be deemed to be events of default by Lessee under this Lease:

                 (1) Lessee shall fail to pay promptly any installment of the rent hereby reserved and such failure shall continue for a period of ten (10) days.

                 (2) Lessee shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of





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rent, and shall not cure any failure within thirty (30) days after written notice thereof to Lessee.

                 (3) Lessee shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

                 (4) Lessee shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder.

                 (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee.

                 (6) Lessee shall desert or vacate any substantial portion of the demised premises.

Upon the occurrence of any of such events or default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

         A. Terminate the Lease, in which event Lessee shall immediately surrender the demised premises to Lessor, and if Lessee fails so to do, Lessor may, without prejudice to any other remedy which he may have for possession or arrearages in rent, enter upon and take possession of the demised premises and expel or remove Lessee and any other person who may be occupying the demised premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the demised premises on satisfactory terms or otherwise.

         B. Enter upon and take possession of the demised premises and expel or remove Lessee and any other person who may be occupying the demised premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor and relet the premises and receive the rent therefor; and Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of such reletting.

         C. Enter upon the demised premises by force if necessary without being liable for prosecution or any claim for damages therefor and do whatever Lessee is obligated to do under the terms of this Lease, and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting





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compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages occurring to Lessor by reason of the violation of any of the terms, provisions and covenants herein contained. Failure by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default, or of any other violation or breach of any of the terms, provisions, and covenants herein contained.

         20. Attorney's Fees. If on account of any breach of default by Lessee in Lessee's obligations under the terms and conditions of this Lease, it shall be come necessary for Lessor to employ an attorney to enforce or defend any of Lessor's rights or remedies hereunder, Lessee agrees to pay any reasonable attorney's fees incurred by Lessor in such connection. Should there be a default on the part of Lessor, Lessee has the rights as Lessor herein stated.

         21. Warranty of Peaceful Possession and Subordination. Lessor covenants, warrants and represents that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Lessee, on payment of the rent herein reserved and performing the covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the demised premises during the full term of this Lease and any extension or renewal hereof; provided, however, that Lessee accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing upon the demised premises. Lessor is hereby irrevocably vested with the full power and authority in subordinate Lessee's interest hereunder to any recorded mortgage, deed of trust, or other lien hereafter placed on the demised premises, and Lessee agrees upon demand to execute such further instruments subordinating this Lease as Lessor may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee or lienholder and that the rights of Lessee shall remain in full force and effect during the term of the Lease so long as Lessee shall continue to perform all of the covenants and conditions of this Lease.





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         22.     Interest and Costs.  In the event that the Lessor shall make any expenditures for which the Lessee is responsible, or which the Lessee should make then the amount thereof together with the interest at the rate of twelve percent (12%) per annum, and costs, may at the Lessor's election, be added to and be deemed a part of the installment of rent next falling due.

         23. Use and Care of Premises. Lessee agrees that it and all employees employed by it and associated with its business shall use only the area designated on Exhibit "A" attached hereto or as designated by Lessor. Lessee shall see that all trash and refuse be deposited in neat and adequate containers, or in a neat and orderly manner where containers are impracticable and removed frequently.

         24. Security Deposit. As addition security to Lessor for performance by Lessee of the terms, conditions and covenants herein contained, Lessee is concurrently with the execution of this Lease, depositing with the Lessor the sum of Three thousand three hundred ($3,300.00). It is expressly agreed however, that upon the occurrence of any event of default hereunder, any or all of such deposit may be applied by Lessor to the satisfaction of any amounts owed to Lessor by reason of such event of default, whereupon Lessee agrees to immediately pay to Lessor such amount so paid by Lessor in order to have a deposit at all times an amount equal to the security deposit stated above.

         25. Notice. Each provision of this instrument or of any applicable governmental laws, ordinance, regulations and other requirements with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Lessee to Lessor shall be assumed to be complied with when and if the following steps are taken:

         A. All rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the Lessor's principal office at 9103 Emmott Road, Houston, Texas 77040.

         B. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States mail, proper postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below or at such other address as they have heretofore specified by written notice delivered in accordance





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LESSOR:                                LESSEE:
T. T. Templin                          Horizon High Reach & Equipment Company
9103 Emmott Road                       1540 East Shaw Avenue, Suite 123
Houston, Texas                         Fresno, California 93710
                                       (209) 248-8174

         26. Personal Pronouns. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         27. Effect of Lease. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, executors, administrators, successors in interest, assigns and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Lessor under this Lease, including but not limited to any notices required or permitted to be delivered by Lessor to Lessee hereunder, may at Lessor's option, be exercised or performed by Lessor's agent or attorney.

         28. Option to Renew Lease. Lessee has the option to renew this lease for like period upon giving Lessor ninety (90) days written notice. Such option shall be accepted by Lessor with thirty (30) days of receiving notice or be subject to negotiation

         29. Pets. No pets will be allowed without prior approval from "Lessor".

         30.     Special Provisions.  Paragraph 11 must be complied with.

         IN WITNESS WHEREOF the parties have executed the foregoing Lease Contract in duplicate, each signed copy of which shall be





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deemed to be an original for all purposes, on this the _________ day _________
of _______________, 19____.

         WITNESS the signatures and seals of the above parties the day and year first written.

LESSEE:                                     LESSOR:



-----------------------------------         -----------------------------------
Horizon High Reach & Equipment              T. T. Templin
Company



-----------------------------------
President

___________________________________





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                                  Schedule "A"

                                   [siteplan]

          9000 Emmott, Building 1___, Suite A __, Houston, Texas 77040





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